Exhibit 99.1

BIODEL REPORTS FOURTH QUARTER FISCAL YEAR 2013 FINANCIAL RESULTS

Conference Call and Audio Webcast Will be Held Today, December 18th, at 5:00 p.m. ET

DANBURY, Conn., December 18, 2013 (GLOBE NEWSWIRE) - Biodel Inc. (Nasdaq: BIOD) today reported financial results for the fourth fiscal quarter ended September 30, 2013.

Portfolio highlights since last fiscal quarter:

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Executed long-term commercial supply agreement with BD (Becton, Dickinson and Company) for worldwide exclusive rights to the ultra-portable and proprietary Uniject™ device for the delivery of liquid glucagon to treat severe hypoglycemia.

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Manufactured engineering batch of BIOD-961 glucagon formulation for the EZMix™ auto-reconstitution device in preparation for initiation of IND-enabling toxicology studies.

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Presented preclinical glucagon formulation data at Diabetes Technology Meeting demonstrating commercially viable pharmacokinetic and pharmacodynamic profiles comparable to glucagon products marketed by Eli Lilly and Novo Nordisk.

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Reported positive top-line data from Phase 2 clinical trial of ultra-rapid-acting insulin candidate BIOD-123 and requested meeting with FDA.

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Improved stability of analog-based ultra-rapid-acting insulin formulations.

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Initiated Phase 1 clinical trial of concentrated ultra-rapid-acting insulin candidate BIOD-531.

Dr. Errol De Souza, president and chief executive officer of Biodel, stated: “I am pleased with the progress we have made across our rapidly progressing portfolio of innovative therapies for the treatment of diabetes. We look forward to delivering on several key milestones in 2014 including reporting top-line data from the BIOD-531 Phase 1 trial in the next calendar quarter, identifying analog-based ultra-rapid-acting insulin candidates and initiating pivotal trials on our glucagon program in the second half of 2014.”

Fourth Quarter Financial Results

Biodel reported a net loss for the three months ended September 30, 2013 of $0.8 million, or $0.04 per share of common stock, compared to a net loss of $5.9 million, or $0.42 per share of common stock, for the same period in the prior year.

Research and development expenses were $2.9 million for the three months ended September 30, 2013, compared to $4.6 million for the same period in the prior year. The decrease in research

Exhibit 99.1

and development expenses was primarily attributable to the completion of our Phase 2 clinical trial of BIOD-123.

General and administrative expenses were $1.7 million for the three months ended September 30, 2013, compared to $1.2 million for the same period in the prior year.

Expenses for the three months ended September 30, 2013 and 2012 included costs of $0.3 million each in stock-based compensation expense related to options and restricted stock units granted to employees and our non-employee directors.

Biodel did not recognize any revenue during the three months ended September 30, 2013 or 2012.

At September 30, 2013, Biodel had cash and cash equivalents of $39.8 million and 21.1 million shares of common stock outstanding.

Conference Call and Webcast Information

Biodel's senior management will host a conference call on December 18, 2013 beginning at 5:00 p.m. Eastern Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 303-8028 (United States) or +1 (760) 536-5167 (international). To access the call by live audio webcast, please log on to the investor section of the company's website at www.biodel.com. An archived version of the audio webcast will be available on Biodel's website. Interested parties may also access an audio replay by dialing (855) 859-2056 (US) or (404) 537-3406 (International) and entering conference ID number 13631899.

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. Biodel's product candidates are developed by applying proprietary technologies to existing drugs in order to improve their therapeutic profiles. More information about Biodel is available at www.biodel.com.

Exhibit 99.1

Biodel Inc.
(A Development Stage Company)

Balance Sheets
(In thousands, except share and per share amounts)

	September 30,
	2012	2013
ASSETS
Current:
Cash and cash equivalents	$39,050	39,781
Restricted cash	60	—
Taxes receivable	34	6
Grant receivable	88	26
Other receivable	9	—
Prepaid and other assets	295	264
Total current assets	39,536	40,077
Property and equipment, net	1,552	1,031
Intellectual property, net	46	43
Long term other assets	—	—
Total assets	$41,134	$41,151
LIABILITIES AND STOCKHOLDERS' EQUITY
Current:
Accounts payable	$285	$246
Accrued expenses:
Clinical trial expenses	488	181
Payroll and related	1,248	1,139
Accounting and legal fees	244	226
Severance	141	255
Other	273	319
Income taxes payable	101	75
Total current liabilities	2,780	2,441
Common stock warrant liability	7,338	6,121
Severance payable, long term portion	—	26
Total liabilities	10,118	8,588
Commitments
Stockholders' equity:
Convertible preferred stock, $.01 par value; 50,000,000 shares authorized, 5,419,551 and 1,950,000 issued and outstanding	54	19
Common stock, $.01 par value; 62,500,000 shares authorized; 14,174,545 and 21,070,824 issued and outstanding	142	211
Additional paid-in capital	226,913	247,761
Deficit accumulated during the development stage	(196,093)	(215,428)
Total stockholders' equity	31,016	32,563
Total liabilities and stockholders' equity	$41,134	$41,151

Exhibit 99.1

Biodel Inc.
(A Development Stage Company)

Statements of Operations
(In thousands, except share and per share amounts)

	Year Ended September 30,			December 3, 2003 (Inception) to September 30,
	2011	2012	2013	2013
Revenue	$—	$—	$—	$—
Operating expenses:
Research and development	13,597	12,315	14,296	155,400
Government grants	—	(88)	(546)	(634)
General and administrative	9,625	7,072	6,843	72,201
Total operating expenses	23,222	19,299	20,593	226,967
Other (income) and expense:
Interest and other income	(60)	(80)	(56)	(5,702)
Interest expense	—	—	—	78
Adjustments to fair value of common stock warrant liability	(12,611)	1,510	(1,217)	(11,064)
Loss on settlement of debt	—	—	—	627
Loss before tax provision (benefit)	(10,551)	(20,729)	(19,320)	(210,906)
Tax provision (benefit)	41	18	15	(538)
Net loss	(10,592)	(20,747)	(19,335)	(210,368)
Charge for accretion of beneficial conversion rights	—	—	—	(603)
Deemed dividend — warrants	—	—	—	(4,457)
Net loss applicable to common stockholders	$(10,592)	$(20,747)	$(19,335)	$(215,428)
Net loss per share — basic and diluted*	$(1.36)	$(1.91)	$(1.24)
Weighted average shares outstanding — basic and diluted*	7,788,741	10,882,688	15,650,538

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* Restated for a one for four (1:4) reverse stock split effective on June 11, 2012.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements

Exhibit 99.1

about future activities related to the clinical development plans for the company's drug candidates, including the potential timing, design and outcomes of clinical trials; and the company's ability to develop and commercialize product candidates. Forward-looking statements represent our management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the success of our product candidates, particularly our proprietary formulations of injectable insulin that are designed to be absorbed more rapidly than the “rapid-acting” mealtime insulin analogs presently used to treat patients with type 1 and type 2 diabetes and our glucagon presentation that is intended to treat patients experiencing severe hypoglycemia; our ability to conduct pivotal clinical trials, other tests or analyses required by the U.S. Food and Drug Administration, or FDA, to secure approval to commercialize a proprietary formulation of injectable insulin or a stable glucagon presentation; the success of our formulation development work with insulin analog-based formulations of a proprietary injectable insulin and a stable glucagon presentation; our ability to secure approval from the FDA for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the progress, timing or success of our research, development and clinical programs, including any resulting data analyses; our ability to develop and commercialize a proprietary formulation of injectable insulin that may be associated with less injection site discomfort than Linjeta™ (formerly referred to as VIAject®), which is the subject of a complete response letter we received from the FDA; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the degree of clinical utility of our product candidates; the ability of our major suppliers to produce our products in our final dosage form; our commercialization, marketing and manufacturing capabilities and strategies; our ability to accurately estimate anticipated operating

Exhibit 99.1

losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-Q for the quarter ended June 30, 2013. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

BIOD-G

CONTACT: John Graziano, +1 (646) 378 2942

SOURCE Biodel Inc.

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